As filed with the Securities and Exchange Commission on August 31, 2000

                                                    Registration No. 033-78701
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         -------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SUMMIT AUTONOMOUS INC.

           (Exact name of registrant as specified in its charter)

          Massachusetts                                04-2897945
(State or other Jurisdiction            (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                              21 Hickory Drive
                             Waltham, MA 02154
        (Address of Principal Executive Offices, including Zip Code)
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                           1997 STOCK OPTION PLAN
                            (full title of plan)
                       ----------------------------


                            Robert J. Palmisano
                   President and Chief Executive Officer
                           Summit Autonomous Inc.
                              21 Hickory Drive
                             Waltham, MA 02154
                                781-890-1234
          (Name, Address and Telephone Number of Agent for Service)
          ---------------------------------------------------------


                Please send copies of all communications to:
                           Keith F. Higgins, Esq.
                                Ropes & Gray
                          One International Place
                              Boston, MA 02110
                                617-951-7000

================================================================================

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The 1997 Stock Option Plan, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                 SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 31st day of August, 2000.

SUMMIT AUTONOMOUS INC.


/s/ Robert J. Palmisano
------------------------
By:  Robert J. Palmisano
     President, Chief Executive Officer and Director

     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.

Signature                     Capacity                      Date


/s/ Robert J. Palmisano     President, Chief Executive      August 31, 2000
--------------------------  Officer (Principal Executive
Robert J. Palmisano         Officer) and Director


/s/ Daniel L. Schneiderman Acting Chief Financial Officer August 31, 2000 -------------------------- (Principal Financial and
Daniel L. Schneiderman      Accounting Officer)


                            Director                        August __, 2000
--------------------------
Randy W. Frey

                            Director                        August __, 2000
------------------------
Richard M. Traskos


                            Director                        August __, 2000
------------------------
Timothy R.G. Sear


/s/ Gerald D. Cagle         Director                        August 31, 2000
------------------------
Gerald D. Cagle


/s/ Charles E. Miller       Director                        August 31, 2000
------------------------
Charles E. Miller


/s/ C. Allen Baker          Director                        August 31, 2000
------------------------
C. Allen Baker